UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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BEVERLY ENTERPRISES, INC.

(Name of Registrant as Specified In Its Charter)

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NEWS RELEASE

Investor	James M. Griffith	News Media	Blair C. Jackson
Contact:	Senior Vice President	Contact:	Vice President
	Investor Relations		Corporate Communications
	(479) 201-5514		(479) 201-5263
BEI Announces Early Termination of Waiting Period
FORT SMITH, Ark., Feb. 7, 2006 — Beverly Enterprises, Inc.(“BEI”) (NYSE: BEV) announced that it has received notice from the Federal Trade Commission informing BEI that early termination of the Hart-Scott-Rodino waiting period has been granted in connection with the proposed merger of BEI with Pearl Senior Care, an affiliate of Fillmore Capital Partners.
BEI and its operating subsidiaries are leading providers of healthcare services to the elderly in the United States. BEI, through its subsidiaries, operates 342 skilled nursing facilities, as well as 18 assisted living centers, and 67 hospice/home care centers. Through Aegis Therapies, Inc., BEI offers rehabilitative services on a contract basis to nursing facilities operated by other care providers.
IMPORTANT INFORMATION
On January 13, 2006, BEI filed a definitive proxy statement relating to BEI’s solicitation of proxies with respect to its special meeting of stockholders to be held on February 14, 2006. BEI URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. BEI and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to any proposed transaction. Information regarding such individuals is included in the Company’s proxy statements and Annual Reports on Form 10-K previously filed with the Securities and Exchange Commission, including the definitive proxy statement relating to the proposed transaction. You may obtain BEI’s proxy statement, any amendments or supplements to the proxy statement and other relevant documents free of charge at www.sec.gov. You may also obtain a free copy of BEI’s definitive proxy statement, any amendments and supplements to the definitive proxy statement and other relevant documents by writing to BEI at 1000 Beverly Way, Fort Smith, Arkansas 72919, Attn: Investor Relations or at www.beverlycorp.com under the tab “Investor Information” and then under the heading “SEC Filings.”
FORWARD LOOKING STATEMENTS
The statements in this document relating to matters that are not historical facts are forward-looking statements based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, including the risks and uncertainties detailed from time to time in BEI’s filings with the Securities and Exchange Commission. In particular, statements regarding the consummation of the merger with Pearl Senior Care are subject to risks that the conditions to the transaction will not be satisfied, including the risk that regulatory approvals will not be obtained.
In addition, BEI’s results of operations, financial condition and cash flows may be adversely impacted by the auction process and the pendency of the proposed transaction with Pearl Senior Care, which may impact our ability to attract and retain customers, management and employees. BEI has incurred and will continue to incur significant advisory fees and other expenses relating to the auction process and the proposed transaction. Although BEI believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct.
BEI assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.
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